FOURTH AMENDMENT TO THIRD AMENDED
                           AND RESTATED LOAN AGREEMENT

     This Fourth Amendment to Third Amended and Restated Loan Agreement ("Fourth Amendment") is made this 18th day of October, 1996 by and between Piercing Pagoda, Inc. ("Borrower"), a Delaware corporation having its chief executive office at 3910 Adler Place, Bethlehem, Pennsylvania 18017, and Summit Bank, successor-in-interest to First Valley Bank ("Bank"), a Pennsylvania bank having offices at One Bethlehem Plaza, Bethlehem, Pennsylvania 18018.

BACKGROUND

     A. Pursuant to the terms and subject to the conditions set forth in that certain Third Amended and Restated Loan Agreement dated February 13, 1995 by and between Borrower and Bank (under its former name), as amended pursuant to a letter agreement dated April 21, 1995 between Borrower and Bank (under its former name), that certain Amendment to Third Amended and Restated Loan Agreement dated August 4, 1995 between Borrower and Bank (under its former name), as amended by that certain Second Amendment to Third Amended and Restated Loan Agreement dated November 21, 1995 between Borrower and Bank (under its former name), and as amended by that certain Third Amendment to Third Amended and Restated Loan Agreement dated September 5, 1996 between Borrower and Bank (as amended, the "Loan Agreement") and related instruments, agreements and documents (collectively, along with the Loan Agreement, the "Financing Agreements"), Borrower is currently indebted to Bank for repayment of various loans, advances and extensions of credit made by Bank from time to time to or for the benefit of Borrower under a certain revolving credit facility in the sum of up to Fifty Million ($50,000,000.00) Dollars (the "Revolving Loan"), which indebtedness is evidenced by that certain Eleventh Replacement Revolving Loan Note dated September 5, 1996 in the principal sum of Fifty Million ($50,000,000.00) Dollars executed and delivered by Borrower to Bank (under its former name) (the "Eleventh Replacement Revolving Loan Note").

     B. Borrower has requested that Bank (a) increase the amount of the Revolving Loan, (b) extend the maturity date of the Revolving Loan and (c) otherwise amend and modify certain of the other terms and conditions set forth in the Loan Agreement and the other Financing Agreements, and Bank is willing to do so under the terms and subject to the conditions set forth in this Amendment and in the instruments, agreements and documents to be executed and/or delivered pursuant to this Fourth Amendment.

     NOW,   THEREFORE,   with  the  foregoing   Background  deemed  incorporated
hereinafter by this reference and hereby made a part hereof, the parties hereto, intending to be legally bound, hereby further covenant and agree as follows:


SECTION 1.     DEFINITIONS.

     1.01 Capitalized Terms. All capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Loan Agreement.

SECTION 2. CONFIRMATION OF EXISTING INDEBTEDNESS AND RATIFICATION OF FINANCING AGREEMENTS.

     2.01 Confirmation of Existing Indebtedness. Borrower hereby unconditionally acknowledges and confirms that: the outstanding principal balance of Borrower to Bank evidenced by the Eleventh Replacement Revolving Loan Note is, as of the date hereof, Twenty-Two Million Three Hundred Twenty-Four Thousand Seven Hundred Seven and 42/100 ($22,324,707.42) Dollars; the aggregate face amount of Letters of Credit issued by Bank or

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

CoreStates Bank, N.A., successor-in-interest to Meridian Bank for the account of Borrower under the Revolving Loan is, as of the date hereof, Twenty-Five Million Two Hundred Sixty-Two Thousand Four Hundred Four and 43/100($25,262,404.43) Dollars; interest on the Obligations has been paid through October 15, 1996; and the foregoing indebtedness, together with continually accruing interest and related costs, fees and expenses is, as of the date hereof, owing without claim, counterclaim, right of recoupment, defense or set-off of any kind or of any nature whatsoever.

     2.02 Ratification of Financing Agreements.

          (A) Borrower hereby unconditionally ratifies and confirms and reaffirms in all respects and without condition, all of the terms, covenants and conditions set forth in the Financing Agreements, and agrees that it remains unconditionally liable to Bank in accordance with the respective terms, covenants and conditions of such instruments, agreements and documents.

          (B) Without limiting the generality of the immediately preceding Subparagraph 2.02(A), the Borrower hereby unconditionally ratifies and confirms and reaffirms in all respects and without condition, the provisions of the Financing Agreements permitting Bank to Confess Judgment against the Borrower.

SECTION 3.     AMENDMENTS TO FINANCING AGREEMENTS.

          (A) The text of Paragraph 1.2.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

          "Revolving Loan Termination Date" means December 31, 1996, unless such date is extended by Bank and evidenced by a confirming written notice to Borrower.

     3.01 The Revolving Loan.

          (A) For the period from the date of this Fourth Amendment through Revolving Loan Termination Date, the Line Limit shall be Sixty Million ($60,000,000.00) Dollars and the Cash Advance Sublimit shall be Thirty-Six Million ($36,000,000.00) Dollars.

     3.02 The Twelfth Replacement Revolving Loan Note. Contemporaneously herewith, Borrower shall execute and deliver to Bank its note in the principal sum of Sixty Million ($60,000,000.00) Dollars (the "Twelfth Replacement Revolving Loan Note") to evidence Borrower's Obligations to repay Bank, on the Revolving Loan Termination Date, with interest at the applicable Rate set forth at Paragraph 2.08 of the Loan Agreement, for all loans, advances and extensions of credit made or to be made by Bank to or for the benefit of Borrower under the Revolving Loan, all as more fully described in the Twelfth Replacement Revolving Loan Note, the terms, covenants and conditions of which are hereby deemed incorporated herein by this reference and made a part hereof. The term "Note" is hereby amended to mean and include the Twelfth Replacement Revolving Loan Note.

SECTION 4.     WARRANTIES AND REPRESENTATIONS.

     4.01 Reaffirmation of Warranties and Representations. All warranties and representations set forth in the Loan Agreement and the other Financing Agreements are hereby reasserted and restated by Borrower as of the date hereof as if set forth at length herein, except as modified by information previously provided, in writing, to Bank or acknowledged, in writing, by Bank. Borrower hereby acknowledges that such warranties and representations, and the warranties and representations set forth below, are being specifically relied upon by Bank as a material inducement to Bank to enter into this Fourth Amendment and increase the amount of the Revolving Loan.

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

     4.02 Additional Warranties and Representations. To induce Bank to enter into this Fourth Amendment, Borrower represents and warrants to Bank that:

          (A) Borrower has the power, authority and capacity to enter into and perform this Fourth Amendment, the Twelfth Replacement Revolving Loan Note and all related instruments, agreements and documents, and to incur the Obligations herein and therein provided for, and Borrower has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Fourth Amendment, the Twelfth Replacement Revolving Loan Note and related instruments, agreements and documents;

          (B) This Fourth Amendment is, and the Twelfth Replacement Revolving Loan Note when delivered will be, valid, binding and enforceable against Borrower in accordance with their respective terms; and

          (C) No consent, approval or authorization of, or filing, registration or qualification with, any Person is required to be obtained by Borrower in connection with the execution and delivery of this Fourth Amendment, the Twelfth Replacement Revolving Loan Note or any related instrument, agreement or
document,   or  undertaking  or  performance  of  any  Obligation  hereunder  or thereunder.


SECTION 5.     CONDITIONS PRECEDENT.

     This Fourth Amendment is subject to the following conditions precedent (all instruments, agreements and documents to be in form and substance satisfactory to Bank and its counsel):

     5.01 Documents Required for Closing. Borrower shall have duly executed and/or delivered (or caused to be duly executed and/or delivered) to Bank the following:

          (A) The Twelfth Replacement Revolving Loan Note and each other instrument, agreement and document to be executed and/or delivered pursuant to this Amendment and/or the instruments, agreements and documents referred to in this Amendment;

          (B) A certified (as of the date of this Fourth Amendment) copy of resolutions of Borrower's Board of Directors authorizing the execution, delivery and performance of this Fourth Amendment, the Twelfth Replacement Revolving Loan Note and each other document to be executed and/or delivered pursuant hereto and any other instrument, agreement or document referred to herein;

          (C) A certification that Borrower's certificate of incorporation and by-laws remain unchanged from Closing;

          (D) A certificate (dated the date of this Fourth Amendment) of Borrower's corporate secretary as to the incumbency and specimen signatures of the officers of Borrower executing this Fourth Amendment, the Twelfth Replacement Revolving Loan Note and each other document to be executed and/or delivered pursuant hereto or thereto; and

          (E) Such other instruments, agreements and documents as may be required by Bank and/or its counsel.

SECTION 6.     MISCELLANEOUS.

     6.01  Integrated   Agreement.   This  Fourth   Amendment  and  all  of  the
instruments, agreements and documents executed and/or delivered in conjunction with this Fourth Amendment

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

shall be effective upon the date of execution hereof and thereof by all parties hereto and thereto, and shall be deemed incorporated into and made a part of the Loan Agreement and the other Financing Agreements. All such instruments, agreements and documents, and this Fourth Amendment, shall be construed as integrated and complementary of each other, and as augmenting and not restricting Bank's rights, remedies, benefits and security. If, after applying the foregoing, an inconsistency still exists, the provisions of this Fourth Amendment shall constitute an amendment thereto and shall govern and control.

     6.02 Expenses of Bank. Borrower will pay, on demand, all reasonable out-of-pocket expenses, including the reasonable fees and expenses of legal counsel for Bank, incurred in connection with this Fourth Amendment and all instruments, agreements and documents executed and/or delivered in connection with this Fourth Amendment. Subject to Paragraph 2.07 of the Loan Agreement, Bank may charge any deposit account of Borrower maintained at Bank for all or any part of any amount due hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Third Amended and Restated Loan Agreement to be duly executed and exchanged as of the day and year first above written.

                                             PIERCING PAGODA, INC.,
                                             a Delaware corporation



                                             By:/s/ John F. Eureyecko
                                             -----------------------------------
                                             Name: John F. Eureyecko
                                             Title: President,


                                             Attest: /s/ Brandon R. Lehman
                                             -----------------------------------
                                             Name: Brandon R. Lehman
                                             Title: Treasurer


                                             (Corporate Seal)



                                             SUMMIT BANK


                                             By: /s/ Ammon J. Baus
                                             -----------------------------------
                                             Name: Ammon J. Baus
                                             Title:   Vice President

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